Exhibit 10.7

EXECUTION COPY

AMBAC Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: Consumer Asset Backed Securities

Facsimile: 212-363-1459

Confirmation: 212-668-0340

The Lenders from time to time party to the Credit Agreement

and with respect to Section 2 herein

MVL Film Finance LLC

9242 Beverly Boulevard, Suite 350

Beverly Hills, California 90210

August 31, 2005

MVL Film Finance LLC

Reference is made to the Credit and Security Agreement, dated as of August 31, 2005 among MVL Film Finance LLC, as Borrower (“MVL”), the financial institutions and conduit lenders party thereto, General Electric Capital Corporation, as Administrative Agent, and HSBC Bank USA, National Association, as Collateral Agent (the “Credit Agreement”). Capitalized terms that are not otherwise defined herein (this “MEI Covenant Letter”) shall have the meanings given such terms in the Credit Agreement or in the Master Agreement.

In consideration of the benefit to be received by Marvel Enterprises, Inc. (“MEI”) and its Affiliates under the Credit Agreement and the other Transaction Documents, the sufficiency of which is hereby acknowledged, MEI hereby agrees, for the benefit of the Secured Parties, as follows:

1.            MEI agrees that it shall take (or refrain from taking, as the case may be) such actions, except as contemplated by the Transaction Documents and Completion Bonds, as shall be reasonably necessary in order that:

(i) neither MEI nor any of its controlled (as defined in the Master Agreement) Affiliates other than MVL (each a “Controlled Affiliate” and, in the aggregate, the “Controlled Affiliates”) commingle any of its money or other assets with any money or assets of MVL or MVL Rights LLC (“MRI”);

(ii) each of MEI and its Controlled Affiliates maintain corporate records and books of account and minutes of the meetings and the other proceedings of MEI or

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MEI’s Controlled Affiliates, as the case may be, and its directors, in each case, in such a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of MEI and its Controlled Affiliates separate and distinct from the assets and liabilities of MVL and MRI;

(iii) each of MEI and its Controlled Affiliates’ principal executive and administrative offices through which its business is conducted shall be separate and distinct from the principal executive and administrative office of MVL and MRI. The foregoing limitation shall not be interpreted as preventing MEI or any of its Controlled Affiliate from locating its principal executive and administrative offices through which its business is conducted within shared office space with MVL and/or MRI provided that such space shall be conspicuously identified as the office of MVL and/or MRI, as applicable, so that it can be easily located by outsiders;

(iv) each of MEI and its Controlled Affiliates allocate in a reasonably proportionate manner any overhead for shared office space with MVL or MRI, including payment for shared office space and the services performed by any employee of MVL or MRI, as applicable;

(v) each of MEI and its Controlled Affiliates maintain its books and records in such a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of MVL and MRI;

(vi) each of MEI and its Controlled Affiliates each conduct its own business and affairs in its own name, act solely in its own name and through its own authorized officers and agents, as an entity separate and distinct from MVL and MRI. None of MEI nor any of MEI’s Controlled Affiliates will be appointed as agents of MVL or MRI, provided that the foregoing limitation shall not be interpreted as preventing any officer or employee of any MEI or any of its Controlled Affiliates from serving as an officer or providing other services to MVL and/or MRI, so long as such services are provided on an “arms-length” basis;

(vii) (a) MCI, MPROD and Marvel Studios maintain a separate balance sheet showing its assets and liabilities and statements of income apart from those of MVL and MRI; (b) MEI maintain financial statements that comply with generally accepted accounting principles, showing its assets and liabilities separate and apart from those of MVL and MRI; (c) any financial statements of any other Controlled Affiliate of MEI show such Controlled Affiliates’ assets and liabilities and statements of income apart from those of MVL and MRI and (d) neither MVL’s nor MRI’s assets shall be listed on any financial statement of MEI or of any of its Controlled Affiliates; provided, however, that MVL’s and/or MRI’s assets may be included in a consolidated financial statement of MEI or any of its Controlled Affiliates provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of MVL and/or MRI, as applicable, from MEI or its Controlled Affiliate, as the case may be, and to indicate that MVL’s and/or MRI’s, as applicable, assets and credit are not available to

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satisfy the debts and other obligations of MEI or its Controlled Affiliate, as the case may be and (2) such assets shall also be listed on MVL’s or MRI’s, as applicable, own separate balance sheet;

(viii) none of MEI and its Controlled Affiliates pay the liabilities of MVL or MRI out of its funds other than for value, providing that the foregoing limitation shall not be interpreted as preventing MEI or its Controlled Affiliates from entering into cost-sharing arrangements with MVL and/or MRI which allocate such costs in a reasonably proportionate manner or with respect to income taxes, in a manner that is consistent with MVL’s and/or MRI’s, as applicable, status as a “single-member entity” as defined in Treasury Regulation § 301-7701-3(b)(1)(ii);

(ix) other than capital contributions and distributions, MEI and its Controlled Affiliates not enter into any transaction with MVL or MRI except on commercially reasonable terms similar to those of an “arm’s length” transaction other than as contemplated by the Transaction Documents;

(x) none of MEI and its Controlled Affiliates guarantee or become obligated for the debts of MVL or MRI or hold out its credit or assets as being available to satisfy the obligations of MVL or MRI other than as contemplated by the Transaction Documents, providing that the foregoing limitation shall not be interpreted as preventing MEI or its Controlled Affiliates from entering into cost-sharing arrangements with MVL and/or MRI which allocate such costs in a reasonably proportionate manner or with respect to income taxes, in a manner that is consistent with MVL’s and/or MRI’s, as applicable, status as a “single-member entity” as defined in Treasury Regulation § 301-7701-3(b)(1)(ii);

(xi) MEI and its Controlled Affiliates use stationery, invoices, checks and telephone numbers through which all business correspondence and communications are conducted separate from that of MVL and MRI as reasonably determined by MEI and its Controlled Affiliates;

(xii) none of MEI and its Controlled Affiliates accept a pledge of the assets of MVL or MRI except as contemplated by the Transaction Documents to which it is a party;

(xiii) each of MEI and its Controlled Affiliates at all times hold itself out to the public as a legal entity separate from each of MVL and MRI;

(xiv) each of MEI and its Controlled Affiliates not engage, directly or indirectly, in any business or purposes with MVL or MRI other than the actions contemplated by the Transaction Documents (which shall include those activities taken in furtherance of the production and distribution of Motion Pictures);

(xv) none of MEI and its Controlled Affiliates engage in any merger, consolidation or combination transaction with MVL or MRI;

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(xvi) none of MEI and its Controlled Affiliates maintain MVL’s or MRI’s bank accounts in the name of MEI or its Controlled Affiliates, as the case may be, except as contemplated by the Transaction Documents;

(xvii) in the event that MVL or MRI is included within a consolidated tax return of MEI or its Controlled Affiliates, the existence of MVL or MRI, as applicable, and the ownership of the assets of MVL or MRI, as applicable, shall be disclosed in such consolidated tax return;

(xviii) none of MEI and its Controlled Affiliates sell its obligations or securities to MVL or MRI;

(xix) each of MEI and its Controlled Affiliates correct any known misunderstanding regarding MVL’s and MRI’s separate identity from MEI or its Controlled Affiliates and not identify MVL or MRI as a division of MEI or a Controlled Affiliate;

(xx) each of MEI and its Controlled Affiliates cause its directors, agents and other representatives to act at all times with respect to MVL and MRI in accordance with the Constitutive Documents of MEI or its Controlled Affiliates, as the case may be, and in a manner that is consistent with this letter; and

(xxi)     the business decisions of the stockholders or members, as applicable, of MEI or its Controlled Affiliates or the board of directors or managers, as applicable, of MEI or its Controlled Affiliates shall not bind MVL or MRI unless such business decisions have been approved in accordance with the governance procedures set forth in the Constitutive Documents of MVL or MRI, respectively.

2.            MEI agrees on behalf of itself, MCI and Marvel Studios that, with respect to the production of a Motion Picture for which (a) the Initial Funding is made after the occurrence of an Event of Default and after the foreclosure on the Collateral pursuant to and in accordance with the procedures therefor set forth in the Credit Agreement and under applicable law, and (b) MPROD does not remain the Development Company, MCI hereby agrees to license, on a non-exclusive basis to the party controlling the Rights to the extent held and solely in order to allow the exercise of the Rights by such party, the Source Material relating specifically to the Main Character and/or Subsidiary Characters included in the Literary Material. The license fee payable to MCI for such Source Material shall be as follows: (x) if such Source Material is not primarily an “origin story” (i.e., the story of how the character became such character), an amount to be negotiated in good faith but in no event less than the then existing minimum amount set forth in the WGAMBA for the purchase of an original story (as defined in Article 1.B.b.5 of the WGAMBA) for a high budget motion picture (the “Minimum Amount”); or (y) if such Source Material is primarily an “origin story,” then: (1) if no Literary Material was developed by or for Marvel Studios or MPROD based in whole or in part on such Source Material prior to the occurrence of (a) above, the Minimum Amount plus any actual out-of-pocket costs and expenses paid to any unaffiliated third party or incurred by Marvel Studios, MPROD or MCI in connection with such Source Material, or (2) if Literary Material was

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developed by or for Marvel Studios or MPROD prior to the occurrence of the events specified in clauses (a) and (b) above, and such Literary Material was based in whole or in part on such Source Material, then the license fee shall be included in the purchase price paid in connection with an exercise of the related Literary Material Option.

3.            MCI covenants and agrees that in the event it or any of its Affiliates intends to produce a live action or animated feature length theatrical motion picture, the screenplay for which is based on one or more Unencumbered Characters (as defined below) (an “Unencumbered Character Project”), it shall provide twenty one (21) days’ written notice thereof to the Control Party. At the election of the Control Party, during such twenty one (21) day period MCI shall make its management reasonably available to meet with the Control Party to discuss the possibility of pursuing the contemplated Unencumbered Character Project through or pursuant to the Credit Agreement with the final decision with respect thereto being that of MCI in its sole discretion. Upon the expiration of such twenty one (21) day period, MCI or such Affiliate may, in its sole and absolute discretion, proceed (or choose not to proceed) with such Unencumbered Character Project. Nothing contained herein shall be construed to impose upon MCI or any of its Affiliates any obligation or duty to pursue the Unencumbered Character Project through or with the Control Party or the Lenders pursuant to the Credit Agreement or otherwise. “Unencumbered Characters” means those Marvel characters that are not subject to Encumbrances (as defined in the MCI Assignment Agreement) as of the date hereof or, with respect to those Marvel characters that are subject to Encumbrances as of the date hereof, for which such Encumbrances lapse.

4.            Each of: (i) MEI, with respect to this MEI Covenant Letter and the MEI Services Letter; (ii) MPROD, with respect to Sections 1, 5, 6, 15, 18 and 19 (with respect to the non-bracketed portion only) (or any successor sections thereto) to each Production Services Agreement; (iii) MRI, with respect to Sections 5 and 6 of the Assignment Agreement; (iv) the Borrower, with respect to Sections 1, 3, 6, 7, 9, 14, 17, 18, 20, 21 and 24 of the MVL License Agreement; (v) MVL and MPROD, with respect to the Viacom Guaranty; (vi) MCI, solely with respect to the Constitutive Documents of MRI, MRI, solely with respect to the Constitutive Documents of the Borrower, and Marvel Studios, solely with respect to the Constitutive Documents of MPROD; and (vii) Borrower, with respect to each Interest Rate Hedge; agree, on behalf of themselves with respect to the applicable document or provision specified above, not to materially amend, modify or waive any of the terms or conditions of any such document or provision, as applicable, without the prior consent of the Control Party, which consent shall not be unreasonably withheld or delayed, unless such amendment, modification or waiver shall be adverse to the rights of the Secured Parties.

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IN WITNESS WHEREOF, Marvel Enterprises Inc. has caused this letter to be executed by its duly authorized officer, as of the date first written above.

MARVEL ENTERPRISES INC.

By: /s/ John Turitzin
Name: John Turitzin
Title: Executive Vice President

ACKNOWLEDGED AND AGREED AS

OF THE DATE SET FORTH ABOVE:

MARVEL STUDIOS, INC.

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

MARVEL CHARACTERS, INC.

By: /s/ John Turitzin

Name: John Turitzin

Title: President

MVL RIGHTS LLC

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

MVL PRODUCTIONS LLC

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

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